Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-252688 and 333-251297) and the Registration Statements on Form S-8 (File No. 333-255251) of our report dated August 2, 2021 relating to the consolidated financial statements of the years ended March 31, 2021 and 2020, which appears in the annual report on Form 20-F of Dragon Victory International Ltd filed with the Securities and Exchange Commission on August 2, 2021.

/s/ WWC, P.C.
WWC, P.C. Certified Public Accountants
San Mateo, California August 2, 2021